Exhibit 99.1

Net 1 UEPS Technologies, Inc. Announces Fourth Quarter and Year-end June 30, 2006 Results

Johannesburg, South Africa (August 29, 2006) –Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) (Nasdaq: UEPS) today announced results for the fourth quarter and year ended June 30, 2006.

Results

The Company reported an increase in net income of 53% to $15.5 million for the three months ended June 30, 2006, from $10.1 million for the three months ended June 30, 2005. Earnings per common share and linked unit increased 42% to $0.27 for the three months ended June 30, 2006, compared to $0.19 for the three months ended June 30, 2005. Revenue increased 16% from $41.4 million for the fourth quarter of 2005 to $48.2 million for the fourth quarter of 2006.

The Company reported an increase in net income of 33% to $59.2 million for the year ended June 30, 2006, from $44.6 million for the year ended June 30, 2005. Earnings per common share and linked unit increased 30% to $1.05 for the year ended June 30, 2006, compared to $0.81 for the year ended June 30, 2005. Revenue increased 11% from $176.3 million for fiscal 2005 to $196.1 million for fiscal 2006.

Since the Company’s reporting currency is the U.S. dollar (“USD”) but its functional currency is the South African rand (“ZAR”), and due to the significant impact of currency fluctuations between the USD and the ZAR on the Company’s results of operations, the Company also analyzes its results of operations in ZAR to assist investors in understanding the changes in the underlying trends of its business. During the three months and year ended June 30, 2006, the ZAR was weaker against the USD than during the same periods in the prior year. The impact of these changes on results of operations is shown under the column “Change” in the table of key metrics included at the end of this press release.

In ZAR, the Company reported an increase in net income of 54% to ZAR 100.1 million for the three months ended June 30, 2006, from ZAR 65.0 million for the three months ended June 30, 2005. Earnings per common share and linked unit increased 43% to ZAR 1.74 for the three months ended June 30, 2006, compared to ZAR 1.22 for the three months ended June 30, 2005. Revenue increased 17% from ZAR 265.4 million for the fourth quarter of 2005 to ZAR 310.5 million for the fourth quarter of 2006.

In ZAR, the Company reported an increase in net income of 37% to ZAR 379.8 million for the year ended June 30, 2006, from ZAR 276.7 million for the year ended June 30, 2005. Earnings per common share and linked unit increased 33% to ZAR 6.73 for the year ended June 30, 2006, compared to ZAR 5.03 for the year ended June 30, 2005. Revenue increased 15% from ZAR 1,094.7 million for fiscal 2005 to ZAR 1,257.5 million for fiscal 2006.

Fourth Quarter Highlights

  $189.6 million in transactions were processed through our merchant acquiring system in the fourth quarter of fiscal 2006, compared to $87.6 million in the fourth quarter of fiscal 2005. During the three months ended June 30, 2006, 2,554,616 grants were paid through the Company’s terminal base, compared to 1,143,937 during the three months ended June 30, 2005;
  4,038 terminals were in use at 2,381 participating UEPS retail locations as of June 30, 2006, compared with 3,235 terminals in use at 1,880 locations as of June 30, 2005. These numbers were comparable to March 31, 2006. The number of transactions processed per terminal of 643 during the three months ended June 30, 2006 was consistent with that during the three months ended March 31, 2006;
  UEPS transaction-based activities effected 11.0 million payments during the fourth quarter of fiscal 2006, a 10% increase over the number of payments effected during the fourth quarter of fiscal 2005;
  A total of 3,653,696 UEPS smart card-based accounts were active at June 30, 2006, compared to 3,353,603 active accounts at June 30, 2005;
  Hardware ordered in January 2006 totalling $2.4 million was delivered to Nedbank Limited; and

  Formation of SmartSwitch Nigeria (Proprietary) Limited with Diamond Bank Plc and Innovative Capital & Investments Limited.

Comments and Guidance

“I am delighted with our strong financial performance in fiscal 2006”, said Dr. Serge Belamant, Chairman and Chief Executive Officer.

“With the acquisition of Prism now finalized, we look forward to integrating Prism’s activities and expanding our product and service offering in fiscal 2007. We have identified a number of potential synergies and new revenue opportunities that we expect to realize from the Prism acquisition, and we are in the process of quantifying them, as well as our anticipated timeframe to realize the benefits. We intend to provide more detail around these opportunities before the end of the second quarter of fiscal 2007,” he added.

“On a stand-alone basis, without considering the accounting impact of or potential synergies from the Prism acquisition, we expect Net1 to grow its Rand earnings from its current activities by 20% to 25% in fiscal 2007. We anticipate Prism, on a stand-alone basis, to grow its Rand earnings by 25% to 30% in fiscal 2007. The effects of any fluctuations between the United States dollar and South African Rand will have an impact on our reported results,” he concluded.

“The financial effect of the Prism acquisition on our GAAP earnings for fiscal 2007 will be influenced by a number of factors,” said Herman Kotzé, Net1’s Chief Financial Officer. “While we expect our GAAP earnings to increase through the inclusion of Prism’s fiscal 2007 results and the potential synergies and cost savings we expect to realize from the acquisition, our GAAP earnings will also be diluted by the amortization of the intangible assets acquired, the stock based compensation charge for the options granted to Prism employees, the loss of Net1 interest income on the cash consideration paid for Prism shares and the costs associated with the integration of Prism’s activities into our own. We expect to incur the majority of the costs associated with the integration of Prism’s activities in the first and second quarters of fiscal 2007. We will illustrate the pro-forma financial effects of the Prism acquisition for fiscal 2006 on an amended Form 8-K during the next three weeks,” he concluded.

Stock options granted to Prism employees

In connection with the acquisition of Prism, the company has granted Prism employees options to purchase 904,674 shares of Net1’s common stock at an exercise price of $22.51 per share, which was the average of the high and low sales prices on the Nasdaq on the date of grant.

Conference call

Net1 will host a conference call to review fourth quarter and annual results on August 30, 2006 at 9:30 a.m EDT. To participate in the call, dial 1-800-860-2442 (U.S. only), 1-866-519-5086 (Canada only), 0-800-917-7042 (U.K. only) or 0-800-200-648 (South Africa only) five minutes prior to the start of the call. The passcode is “Net1”. The call will also be webcast on the Net1 homepage, www.net1ueps.com. Please click on the webcast link at least 10 minutes prior to the call. A replay of the call may be accessed through the Net1 website through September 19, 2006.

About Net1 (www.net1ueps.com)

Net1 provides its universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. The Company believes that it is the first company worldwide to implement a system that can enable the estimated four billion people who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. To accomplish this, the Company has developed and deployed the UEPS. This system uses secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of Net1’s system can enter into transactions at any time with other card holders in even the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, Net1’s system can be used for banking, health care management, international money transfers, voting and identification. Net1’s recently acquired subsidiary, Prism, is a company focused on the development and provision of secure transaction technology, solutions and services. Prism’s core competencies around secure online transaction processing, cryptography and integrated circuit card (chip/smart card) technologies are principally applied to electronic commerce transactions in the telecommunications, banking, retail, petroleum and utilities market sectors. These technologies form the cornerstones of the “trusted transactions” environment and provide us with the building blocks for developing secure end-to-end payment solutions.

This announcement may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Contact William Espley at Net1 Investor Relations at:
Telephone: (604) 484-8750
Toll Free: 1-866-412-NET1 (6381)

NET 1 UEPS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended June 30, 2006, 2005 and 2004

	2006	2005	2004
	(In thousands, except per share data)

REVENUE	$196,098	$176,290	$131,098

EXPENSE

Cost of goods sold, IT processing, servicing and support	50,619	50,682	39,134

General and administration	48,627	45,897	39,677

Depreciation and amortization	5,710	6,591	5,676

Costs related to public offering and Nasdaq listing	1,529	1,817	-

Reorganization charges	-	-	11,133

OPERATING INCOME	89,613	71,303	35,478

INTEREST INCOME, net	5,889	2,389	3,640

INCOME BEFORE INCOME TAXES	95,502	73,692	39,118

INCOME TAX EXPENSE	36,653	29,666	25,927

INCOME FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM

EQUITY-ACCOUNTED INVESTMENTS	58,849	44,026	13,191

EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	383	536	87

NET INCOME	59,232	44,562	13,278

Net income per share
Basic earnings – common stock and linked units	1.05	0.81	0.40
Diluted earnings – common stock and linked units	1.03	0.80	0.38

NET 1 UEPS TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
as of June 30, 2006 and 2005

	2006	2005
	(In thousands, except share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$189,735	$107,749
Pre-funded social welfare grants receivable	17,223	11,567
Accounts receivable, net	21,219	15,293
Finance loans receivable, net	6,713	7,760
Deferred expenditure on smart cards	656	3,014
Inventory	1,935	1,927
Deferred income taxes	3,237	3,354
Total current assets	240,718	150,664

LONG-TERM RECEIVABLE	946	969
PROPERTY, PLANT AND EQUIPMENT, net	3,757	6,216
EQUITY-ACCOUNTED INVESTMENTS	4,986	1,325
GOODWILL	13,923	14,636
INTANGIBLE ASSETS, net	5,649	7,944

TOTAL ASSETS	269,979	181,754

LIABILITIES
CURRENT LIABILITIES
Bank overdraft	20	-
Accounts payable	2,073	2,315
Other payables	28,575	18,000
Income taxes payable	12,455	14,038
Total current liabilities	43,123	34,353

DEFERRED INCOME TAXES	17,846	10,399

TOTAL LIABILITIES	60,969	44,752

SHAREHOLDERS’ EQUITY
COMMON STOCK, net of treasury shares
Authorized shares: 83,333,333 with $0.001 par value;
Issued and outstanding shares: 2006: 49,596,879; 2005: 28,548,269	50	29

SPECIAL CONVERTIBLE PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares: 2006: 7,315,099; 2005: 26,733,521	7	27

B CLASS PREFERENCE SHARES
Authorized shares: 330,000,000 with $0.001 par value;
Issued and outstanding shares (net of shares held by the Company): 2006:
53,900,752; 2005: 196,983,841	9	31

ADDITIONAL PAID-IN CAPITAL	105,792	71,960

TREASURY SHARES ISSUED: 2006: 147,973; 2005: 0	(3,958)	-

ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	(9,763)	7,314

RETAINED EARNINGS	116,873	57,641

TOTAL SHAREHOLDERS’ EQUITY	209,010	137,002

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$269,979	$181,754

NET 1 UEPS TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended June 30, 2006, 2005 and 2004

	2006	2005	2004
		In thousands

Cash flows from operating activities
Cash received from customers	$181,313	$174,704	$123,177
Cash paid to suppliers and employees	(83,434)	(101,024)	(72,825)
Cash generated by operations	97,879	73,680	50,352
Interest received	14,496	16,308	15,362
Finance costs paid	(8,741)	(13,974)	(11,698)
Income taxes paid	(27,857)	(37,872)	(12,121)
Net cash provided by operating activities	75,777	38,142	41,895

Cash flows from investing activities
Capital expenditures	(1,821)	(3,436)	(2,802)
Proceeds from disposal of property, plant and equipment	336	39	62
Proceeds from disposal of business	10	-	-
Long-term receivable granted	-	-	(937)
Acquisition of and advance of loans to equity-accounted investments	(4,030)	-	(707)
Acquisition of intangibles	-	-	(1,345)
Cash received on acquisition of Net 1 UEPS Technologies, Inc.	-	-	8
Net cash used in investing activities	(5,505)	(3,397)	(5,721)

Cash flows from financing activities
Proceeds from issue of common stock	33,661	-	52,831
Proceeds from issue of special convertible preferred stock	-	-	847
Acquisition of treasury stock	(3,958)	-	-
Proceeds from bank overdraft	20	-	17
Repayment of bank overdraft	-	(19)	-
Cash distributions to shareholders	-	-	(37,002)
Dividends paid	-	-	(40,753)
Net cash provided by (used in) financing activities	29,723	(19)	(24,060)

Effect of exchange rate changes on cash	(18,009)	(7,259)	13,855

Net increase in cash and cash equivalents	81,986	27,467	25,969

Cash and cash equivalents – beginning of period	107,749	80,282	54,313

Cash and cash equivalents at end of period	$189,735	$107,749	$80,282

Net 1 UEPS Technologies, Inc.
Attachment A

Key metrics and statistics at and for the three months and year ended June 30, 2006 and 2005:

Three months ended June 30, 2006 and 2005

					Three
					months
	Three months ended				ended	Year ended
	June 30,		Change		March 31	June 30
				Constant
	2006	2005		Exchange	2006	2005
	US$	US$	Actual	Rate (1)	US$	US$
Key statement of operations data, in
‘000, except EPS
Revenue	$48,198	$41,405	16%	17%	$54,584	$176,290
Operating income	23,001	16,326	41%	42%	25,042	71,303
Income tax expense	9,591	7,132	34%	35%	10,074	29,666
Net income	$15,545	$10,142	53%	54%	$16,576	$44,562

Earnings per share,
Basic	0.27	0.19	42%	43%	0.29	0.81
Diluted	0.27	0.18	50%	51%	0.29	0.80

Key segmental data, in ‘000, except
margins
Revenue:
Transaction-based activities	$30,346	$26,115	16%	17%	$31,767	$103,653
Smart card accounts	9,354	8,569	9%	10%	9,570	34,931
Financial services	3,673	4,573	(20)%	(19)%	4,200	20,215
Hardware, software and related
technology sales	4,825	2,148	125%	126%	9,047	17,491
Total consolidated revenue	$48,198	$41,405	16%	17%	$54,584	$176,290

Consolidated operating income (loss):
Transaction-based activities	$16,576	$12,604	32%	32%	$16,428	$44,233
Smart card accounts	4,252	3,895	9%	10%	4,351	15,878
Financial services	1,475	1,737	(15)%	(15)%	1,782	9,316
Hardware, software and related
technology sales	3,331	(114)	nm	nm	5,449	5,689
Corporate/ Eliminations	(2,633)	(1,796)	47%	47%	(2,968)	(3,813)
Total operating income	$23,001	$16,326	41%	42%	$25,042	$71,303

Operating income margin (%)
Transaction-based activities	55%	48%			52%	43%
Smart card accounts	45%	45%			45%	45%
Financial services	40%	38%			42%	46%
Hardware, software and related
technology sales	69%	n/m			60%	33%
Overall operating margin	48%	39%			46%	40%

	June 30,	June 30,
	2006	2005
Key balance sheet data, in ‘000
Cash and cash equivalents	$189,735	$107,749	76%
Total current assets	240,718	150,664	60%
Total assets	269,979	181,754	49%
Total current liabilities	43,123	34,353	26%
Total shareholders’ equity	$209,010	$137,002	53%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the fourth quarter of fiscal 2006 also prevailed during the fourth quarter of fiscal 2005.

Three months ended June 30, 2006 and 2005 (continued)

				Three
				months
	Three months ended			ended	Year ended
	June 30,		Change	March 31	June 30
	2006	2005		2006	2005

Additional information:
Transaction-based activities:
Total number of grants paid:
KwaZulu-Natal	4,758,244	4,280,023	11%	4,606,938	16,774,940
Limpopo	2,874,214	2,622,807	10%	2,832,121	10,635,232
North West	815,746	787,567	4%	801,524	3,153,868
Northern Cape	397,809	377,845	5%	401,712	1,459,264
Eastern Cape	2,111,103	1,929,356	9%	2,088,799	7,410,272
	10,957,116	9,997,598	10%	10,731,094	39,433,576

Average revenue per grant paid:	ZAR	ZAR		ZAR	ZAR
KwaZulu-Natal	20.45	18.09	13%	20.19	17.85
Limpopo	16.21	15.62	4%	15.42	15.34
North West	18.08	16.29	11%	17.23	16.43
Northern Cape	20.46	19.18	7%	18.84	19.41
Eastern Cape	11.95	12.30	(3)%	11.98	12.35

UEPS merchant acquiring system:
Terminals installed at period end	4,038	3,235	25%	3,905	3,235
Number of participating retail
locations at period end	2,381	1,880	27%	2,352	1,880
Value of transactions processed
through POS devices during the
quarter (in $ ’000)	189,649	87,643	116%	187,841	87,643
Value of transactions processed
through POS devices during the
completed pay cycles for the quarter
(in $ ’000)	187,769	85,408	120%	171,022	85,408
Average number of grants processed
per terminal during the quarter	643	406	58%	643	406
Average number of grants processed
per terminal during the completed pay
cycles for the quarter	639	464	38%	584	464

Smart card accounts:
Total number of smart card accounts	3,653,696	3,353,603	9%	3,601,076	3,353,603

Hardware, software and related
technology sales:
Ad hoc significant hardware sales
(US$ ‘000)
Nedbank POS’s, pin pads, smart cards
and other hardware	2,400	-	nm	4,400	10,400
Smartswitch Namibia hardware and
software (before consolidation
adjustments)………….	-	-		1,200	-

Financial services: (US$ ‘000)
Traditional microlending:
Finance loans receivable – gross	7,169	7,212	(1)%	8,289	7,212
Allowance for doubtful finance loans
receivable	(3,448)	(3,636)	(5)%	(3,652)	(3,636)
Finance loans receivable – net	3,721	3,576	4%	4,637	3,576

UEPS-based lending:
Finance loans receivable –net and
gross (i.e., no provisions)	2,992	4,184	(28)%	3,855	4,184

nm – Statistic not meaningful

Year ended June 30, 2006 and 2005

	Year ended
	June 30,		Change
				Constant
	2006	2005		Exchange
	US$	US$	Actual	Rate (1)
Key statement of operations data, in
‘000, except EPS
Revenue	$196,098	$176,290	11%	15%
Operating income	89,613	71,303	26%	30%
Income tax expense	36,653	29,666	24%	28%
Net income	$59,232	$44,562	33%	37%

Earnings per share,
Basic	1.05	0.81	30%	34%
Diluted	1.03	0.80	29%	33%

Key segmental data, in ‘000, except
margins
Revenue:
Transaction-based activities	$117,186	$103,653	13%	17%
Smart card accounts	36,220	34,931	4%	7%
Financial services	16,129	20,215	(20)%	(18)%
Hardware, software and related
technology sales	26,563	17,491	52%	57%
Total consolidated revenue	$196,098	$176,290	11%	15%

Consolidated operating income (loss):
Transaction-based activities	60,653	44,233	37%	42%
Smart card accounts	16,464	15,878	4%	7%
Financial services	6,929	9,316	(26)%	(23)%
Hardware, software and related
technology sales	16,721	5,689	194%	204%
Corporate/ Eliminations	(11,154)	(3,813)	193%	202%
Total operating income	$89,613	$71,303	26%	30%

Operating income margin (%)
Transaction-based activities	52%	43%
Smart card accounts	45%	45%
Financial services	43%	46%
Hardware, software and related
technology sales	63%	33%
Overall operating margin	46%	40%

	June 30,	June 30,
	2006	2005
Key balance sheet data, in ‘000
Cash and cash equivalents	$189,735	$107,749	76%
Total current assets	240,718	150,664	60%
Total assets	269,979	181,754	49%
Total current liabilities	43,123	34,353	26%
Total shareholders’ equity	$209,010	$137,002	53%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the year ended June 30, 2006 also prevailed during the year ended June 30, 2005.

Year ended June 30, 2006 and 2005 (continued)

	Year ended
	June 30,		Change
	2006	2005

Additional information:
Transaction-based activities:
Total number of grants paid:
KwaZulu-Natal	18,117,676	16,774,940	8%
Limpopo	11,154,040	10,635,232	5%
North West	3,181,242	3,153,868	1%
Northern Cape	1,585,846	1,459,264	9%
Eastern Cape	8,204,977	7,410,272	11%
	42,243,781	39,433,576	7%

Average revenue per grant paid:	ZAR	ZAR
KwaZulu-Natal	20.14	17.85	13%
Limpopo	15.59	15.34	2%
North West	18.10	16.43	10%
Northern Cape	19.30	19.41	(1)%
Eastern Cape	12.04	12.35	(3)%

UEPS merchant acquiring system:
Terminals installed at period end	4,038	3,235	25%
Number of participating retail
locations at period end	2,381	1,880	27%
Value of transactions processed
through POS devices during the
quarter (in $ ’000)	189,649	87,643	116%
Value of transactions processed
through POS devices during the
completed pay cycles for the quarter
(in $ ’000)	187,769	85,408	120%
Average number of grants processed
per terminal during the quarter	643	406	58%
Average number of grants processed
per terminal during the completed pay
cycles for the quarter	639	464	38%

Smart card accounts:
Total number of smart card accounts	3,653,696	3,353,603	9%

Hardware, software and related
technology sales:
Ad hoc significant hardware sales
(US$ ‘000)
Nedbank POS’s, pin pads, smart cards
and other hardware	13,300	10,400	28%
Smartswitch Namibia hardware and
software (before consolidation
adjustments)………….	3,900	-	nm

Financial services: (US$ ‘000)
Traditional microlending:
Finance loans receivable – gross	7,169	7,212	(1)%
Allowance for doubtful finance loans
receivable	(3,448)	(3,636)	(5)%
Finance loans receivable – net	3,721	3,576	4%

UEPS-based lending:
Finance loans receivable –net and
gross (i.e., no provisions)	2,992	4,184	(28)%

nm – Statistic not meaningful